UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 11, 2012

AMERICAN BAR ASSOCIATION MEMBERS /

NORTHERN TRUST COLLECTIVE TRUST

(Exact Name of Registrant as Specified in Charter)

Illinois	033-50080	04-6691601
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

50 South LaSalle Street Chicago, Illinois	60603
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (312) 630-6000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. Entry into a Material Definitive Agreement.

On June 11, 2012, Northern Trust Investments, Inc. (the “Trustee”), as trustee of the American Bar Association Members/Northern Trust Collective Trust, entered into an Investment Advisor Agreement with William Blair & Company, L.L.C. (“William Blair”) pursuant to which William Blair will provide investment advisory services with respect to a portion of the International All Cap Equity Fund. On or about June 14, 2012, approximately 15% of the assets of the International All Cap Equity Fund will be allocated to William Blair.

The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the Investment Advisory Agreement filed as Exhibit 10.34 hereto and which is incorporated herein by reference.

William Blair was retained by the Trustee to provide investment advisory services with respect to the portion of the International All Cap Equity Fund previously advised with the assistance of Eagle Global Advisors LLC. Refer to Item 1.02 below for additional information.

ITEM 1.02. Termination of a Material Definitive Agreement.

On May 30, 2012, the Trustee terminated the Investment Advisor Agreement by and between Northern Trust and Eagle Global Advisors, LLC. (“Eagle Global”), pursuant to which Eagle Global provided investment advice with respect to the International All Cap Equity Fund.

(d)	Exhibits.

Exhibit No.	Description of Exhibit

10.34	Investment Advisor Agreement by and between Northern Trust Investments, Inc. and William Blair & Company, L.L.C., executed June 11, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN BAR ASSOCIATION MEMBERS / NORTHERN TRUST COLLECTIVE TRUST

Date: June 14, 2012	By:	/s/ Thomas R. Benzmiller
		Name:	Thomas R. Benzmiller
		Title:	Principal Executive Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

10.34	Investment Advisor Agreement by and between Northern Trust Investments, Inc. and William Blair & Company, L.L.C., executed June 11, 2012.

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